Exhibit 99.1

OMNIQ AWARDED A FOLLOW-ON PURCHASE ORDER FOR ITS AI-BASED MACHINE VISION SOLUTION TO BE INSTALLED IN A CRITICAL HOMELAND SECURITY PROJECT

●	OMNIQ continuous selection by one of the most demanding defense authorities thanks to its superior “battle proven” performance.
●	Winning features included patented make and color recognition combined with outstanding accurate License Plate Recognition (VRS including LPR).
●	Awarded project, located in one of the most sensitive spots worldwide, designed for Terror Prevention.
●	OMNIQ team expanded AI capabilities to crowd management and high occupancy vehicles (HOV).

Camera picks up and records the make of the car
Identifies Color of the vehicle
KN65 GEY
System reads the car's license plate while in motion
Quickest AI vehicle identification; leads the industry in accuracy.
Productive, real-time decision-making capacity

SALT LAKE CITY – OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that the Company has received a follow on order to provide its, AI-based machine vision safety solution to a top, defense authority for the prevention of terror attacks in a sensitive zone outside the US.

The project includes the deployment of hundreds of AI based sensors and software with powerful computers to provide vital real time performance. OMNIQ’s safety system is a groundbreaking cloud and/or on-premises-based security solution for Homeland Security, Safe City, and Safe Campus applications that uses unique, patented AI-based machine vision technology and software to gather real-time data in order to monitor & control access, provide intelligence, and prevent crimes and acts of hostility. OMNIQ’s algorithm is based on a neural network model complimented by machine learning, having deployed over 20,000 cameras and capturing millions of cars enabling OMNIQ to provide superior performance saving lives and improving safety of large populations.

“Our reselection, based on our performance and the unique - proven features, is likely the strongest and most important vote of confidence in the performance of our reliable, highly sophisticated solution. We are fulfilling this follow-on order with the highest level of pride and responsibility,” said Shai Lustgarten, CEO of OMNIQ. “We can proudly say, that today, OMNIQ’s AI based solutions are deployed in some of the most sensitive regions of the world and have been proven as an essential tool in crime and terror prevention. We provide critical notifications and intelligence to homeland security organizations based on the most sophisticated AI and machine learning technology. “

About OMNIQ Corp.

OMNIQ Corp. (NASDAQ: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City sector, predicted to reach $67.1 billion by 2028, the smart parking industry, expected to escalate to $16.4 billion by 2030, and the fast-casual restaurant market, projected to hit $209 billion by 2027.

For additional information, please visit www.OMNIQ.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact: IR@omniq.com